EXHIBIT 10.5

                        THIRD AMENDMENT AND AGREEMENT
                       UNDER THE PARTNERSHIP AGREEMENT


          This Third Amendment and Agreement Under the Partnership Agreement (this "Amendment") is dated as of December 22, 1997 by and among (i) IMC Global Operations Inc., a Delaware corporation ("Operations"), (ii) Freeport-McMoRan Resource Partners, Limited Partnership, a Delaware limited partnership ("FRP"),
(iii) IMC-Agrico MP, Inc., a Delaware corporation (the "Managing Partner"), and
(iv) IMC-Agrico Company, a Delaware general partnership (the "Partnership").

                                 WITNESSETH

          WHEREAS, Operations, FRP and the Managing Partner are parties to an Amended and Restated Partnership Agreement dated as of July 1, 1993, as further amended and restated as of May 26, 1995, as further amended by the Amendment and Agreement under the Partnership Agreement dated January 23, 1996 and the Second Amendment and Agreement under the Partnership Agreement dated January
1, 1997 (as amended, the "Partnership Agreement");

          WHEREAS, IMC Global Inc., a Delaware corporation ("IMC") and Freeport-McMoRan Inc., a Delaware corporation ("FTX"), entered into an Agreement and Plan of Merger dated as of August 26, 1997 (the "Merger Agreement") which provided for the merger (the "Merger") of FTX with and into IMC, with IMC as the surviving corporation;

          WHEREAS, the Merger was consummated on December 22, 1997 (the "Merger Date");

          WHEREAS, Operations, FRP, the Managing Partner and the Partnership believe that certain amendments to the Partnership Agreement are necessary or advisable as a result of the Merger;

          NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. References in the Partnership Agreement to "IMC GPCo" shall be and hereby are deemed to mean "Operations" to the extent necessary to effectuate the purposes of this Amendment.

          2. References to "two CEOs" or "CEOs" shall be and hereby are deemed to mean the Managing Partner to the extent necessary to effectuate the purposes of this Amendment.

          3.     References in the Partnership Agreement to "IMC
Representatives," "FRP Representatives" and "Representatives" shall be and hereby are deleted in their entirety to the extent necessary to effectuate the purposes of this Amendment.

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          4.     References in the Partnership Agreement to "IMC Alternates,"
"FRP Alternates," and "Alternate" shall be and hereby are deleted in their entirety to the extent necessary to effectuate the purposes of this Amendment.

          5.     Reference to the Policy Committee, except with respect to
Section 6.04, shall be and hereby are deemed to mean the Managing Partner to the extent necessary to effectuate the purpose of this Amendment.

		6.	Section 6.04 shall be and hereby is restated in its entirety as follows:

           "(a)     The purpose of the Policy Committee shall be to review
     potential conflicts of interest between IMC stockholders and FRP unitholders and to advise the Managing Partner and Operations on any potential conflicts of interest. The Policy Committee shall not be responsible for the management of the Partnership. Management of the Partnership shall be solely the responsibility of the Managing Partner.

           (b) The Policy Committee shall consist of six (6) members. The Managing Partners shall select the members to serve on the Policy Committee who shall serve in such capacity until removed, with or without cause, by the Managing Partner. The Policy Committee shall elect a member to serve as Chairman of the Policy Committee.

           (c) The Policy Committee shall meet from time to time as necessary at the call of the Chairman upon at least ten (10) days' notice to the other members (or such shorter periods as may be necessary in an emergency) or by the unanimous written consent of the members. Attendance by any member at any meeting of the Policy Committee shall constitute an effective waiver of any required prior notice of such meeting. The Chairman of the Policy Committee shall (i) with reasonable advance notice, prepare and distribute an agenda for each meeting of the Policy Committee, (ii) organize and conduct such meeting and (iii) prepare and distribute minutes of such meeting. Any member may propose in advance topics for the agenda or raise topics which are not on the agenda for such meeting.

           (d)      Meetings of the Policy Committee may only be held when a
     quorum is present.   A quorum of the Policy Committee shall be comprised
     of three (3) members. The affirmative vote of a majority of the members of Policy Committee at a meeting at which a quorum is present must be obtained in connection with the decision of any matter being considered by the Policy Committee. Members constituting a quorum may, upon their unanimous consent, participate in a meeting of the Policy Committee by means of conference telephone or similar communication equipment which makes it possible for all persons participating in the meeting to hear each other. Members may consent to any action without a meeting, upon their unanimous consent."

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          7.     Section 6.07 shall be and hereby is deleted in its entirety and all references in the Partnership Agreement to "Major Decisions" are hereby deleted in their entirety to reflect that decisions with respect to the Partnership shall be made solely by the Managing Partner.

          8. Section 9.01(a) shall be and hereby is amended and restated in its entirety as follows:

          "The Fiscal Year for the Partnership shall begin on January 1 and end on December 31 of each year of the Partnership"

and all references in the Partnership Agreement, including all exhibits hereto, to "June 30" or to "Fiscal Year" shall be deemed to mean "December 31" to the extent necessary to effectuate the foregoing.

          IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first written above.

                                  IMC GLOBAL OPERATIONS INC.

                                  By:   /s/  Rose Marie Williams
                                  Name: Rose Marie Williams
                                  Title: Secretary


                                  FREEPORT-MCMORAN RESOURCE PARTNERS,
                                  LIMITED PARTNERSHIP, by IMC GLOBAL INC., its administrative managing partner

                                  By:   /s/ Rose Marie Williams
                                  Name: Rose Marie Williams
                                  Title: Secretary, IMC Global Inc.


                                  IMC-AGRICO MP, INC.

                                  By:   /s/ Rose Marie Williams
                                  Name:  Rose Marie Williams
                                  Title: Secretary


                                  IMC AGRICO COMPANY
                                  By: IMC-Agrico MP, Inc.,
                                      its managing general partner

                                  By:   /s/ Rose Marie Williams
                                  Name:  Rose Marie Williams
                                  Title: Secretary, IMC-Agrico MP, Inc.